Exhibit 99.1

News Release

Contacts: Chip Swearngan, Metavante (media)

414-357-3688, chip.swearngan@metavante.com

Kirk Larsen, Metavante (investors)

414-357-3553, kirk.larsen@metavante.com

METAVANTE ANNOUNCES SECOND QUARTER RESULTS

•	Revenue increased 4 percent

•	Segment operating margin expanded 4.1 percentage points

•	Net income increased 41 percent

•	Now expects to exceed prior earnings guidance

MILWAUKEE, July 23, 2009 – Metavante Technologies, Inc. (NYSE:MV) today reported second quarter 2009 revenue of $440.3 million, up 4 percent compared to $424.8 million in the second quarter of 2008.

Segment operating income for the second quarter of 2009 was $140.4 million compared to $117.9 million in the second quarter of 2008. Segment operating margin for the second quarter of 2009 improved to 31.9 percent, an increase of 4.1 percentage points compared to the second quarter of 2008.

Net income for the second quarter of 2009 increased 41 percent to $51.9 million, or $0.43 per share, compared to net income of $36.9 million, or $0.31 per share, in the second quarter of 2008. Cash net income for the second quarter of 2009 increased 33 percent to $58.3 million, or $0.48 per share, compared to cash net income of $43.7 million, or $0.36 per share, in the second quarter of 2008.

Cash provided by operating activities for the first half of 2009 was $170.5 million compared to $148.3 million for the first half of 2008. Free cash flow for the first half of 2009 was $107.8 million compared to $82.5 million for the first half of 2008.

Commenting on the results, Frank R. Martire, chairman and chief executive officer, said, “The results for the second quarter again demonstrated the strength of our business model and our ability to execute in what continues to be a very challenging environment for both us and our clients. This quarter’s performance also reflects our proactive efforts to manage our cost structure and deliver strong profitability.”

Cash net income (including per share amounts) and free cash flow are non-GAAP financial measures. These measures should not be considered substitutes for GAAP financial measures. See the attachments to this release under “Non-GAAP Financial Measures” for an explanation of these measures and reconciliations to GAAP financial measures.

Financial Solutions Group (FSG)

FSG’s second quarter 2009 revenue was $177.4 million, an increase of 8 percent compared to $164.2 million in the second quarter of 2008. Revenue growth in the second quarter of 2009

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was driven by higher core processing and eBanking revenue. Segment operating income for the second quarter of 2009 was $52.6 million compared to $38.6 million in the second quarter of 2008. The increase in segment operating income was due to the benefit of advantageous revenue mix and cost productivity. Segment operating margin was 29.6 percent in the second quarter of 2009 compared to 23.5 percent in the second quarter of 2008.

Payment Solutions Group (PSG)

PSG’s second quarter 2009 revenue was $262.8 million, an increase of 1 percent compared to $260.6 million in the second quarter of 2008. Revenue growth in the second quarter of 2009 was driven by transaction-based businesses. Segment operating income for the second quarter of 2009 was $87.8 million compared to $79.3 million in the second quarter of 2008. The increase in segment operating income was due to cost productivity and the benefit of advantageous revenue mix. Segment operating margin was 33.4 percent in the second quarter of 2009 compared to 30.4 percent in the second quarter of 2008.

Corporate/Other

Corporate/other was $18.4 million in the second quarter of 2009 compared to $26.4 million in the second quarter of 2008. The second quarter of 2009 was lower due to a favorable ruling related to a contractual dispute with a former client and cost productivity.

Income Taxes

The effective tax rate in the second quarter of 2009 was 36.9 percent compared to 37.6 percent in the second quarter of 2008. The company continues to expect an effective tax rate of 37 percent for the full year 2009.

Outlook

Relative to the previous guidance and considering the performance in the first half of 2009, the company now expects organic revenue growth at the lower end of its previous guidance range of 3 percent to 4 percent. The company also expects diluted earnings per share growth to exceed the high end of its previous guidance range of 12 percent to 16 percent. This full year 2009 outlook applies to the company’s performance as an independent company. The company does not intend to provide more specific guidance for 2009 due to its pending transaction with Fidelity National Information Services, Inc.

Transaction with Fidelity National Information Services, Inc. (FIS)

On April 1, 2009, FIS and Metavante announced that the boards of directors of both companies approved a definitive agreement under which FIS will acquire Metavante. The transaction is subject to approval by FIS and Metavante shareholders, receipt of regulatory approvals and the satisfaction of customary closing conditions. The meetings of Metavante and FIS shareholders to vote on the transaction are scheduled for September 4, 2009. FIS and Metavante expect to complete the transaction in the fourth quarter of 2009.

Conference Call

A conference call to discuss our financial results will take place today at 8:30 a.m. EDT. The call will be webcast and accessible on the Investors section of Metavante’s website at (www.metavante.com). The accompanying slides will also be available on Metavante’s website.

metavante.com

A replay of the audio will be available on the website following the call and accessible through August 24, 2009.

About Metavante

Metavante Technologies, Inc. (NYSE:MV) is the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to approximately 8,000 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, outsourcing, and payment network solutions including the NYCE® Network, a leading ATM/PIN debit network. Metavante (www.metavante.com) is headquartered in Milwaukee.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “should” or words of similar importance. Statements that describe our objectives or goals are also forward-looking statements. The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Factors relating to the pending merger with FIS that could cause actual results to differ materially include the possibilities that: the companies may be unable to obtain shareholder or regulatory approvals required for the merger; problems may arise in successfully integrating the businesses of the two companies; the merger may involve unexpected costs; the combined company may be unable to achieve cost savings from synergies; and the businesses may suffer as a result of uncertainty surrounding the merger. Other factors that may affect our results include, among others, our debt level, restrictions and limitations in our credit facilities, our competitive industry, changes in customer demand for our products or services, disruptions and instability in the credit and financial markets, economic recession, general changes in economic conditions, risks of damage to our data centers or associated infrastructure, foreign currency fluctuations, intellectual property risks, effect of regulation on our business, network and operational risks, loss of significant customers and customer consolidation risks, risks associated with future acquisitions, and other factors discussed in Metavante’s Annual Report on Form 10-K under the heading “Risk Factors”, and other filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. Readers are cautioned not to place undue reliance upon forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof.

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Additional Information and Where to Find It

In connection with the proposed transactions, FIS has filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. The Registration Statement has been declared effective by the SEC. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about FIS, Metavante and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS’ Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223 or from Metavante’s Investor Relations page on its corporate website at www.metavante.com.

Participants in the Solicitation

FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Metavante and FIS in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions is set forth in the joint proxy statement/prospectus. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS’ 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2009. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in Metavante’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 20, 2009, as amended by the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008, which was filed with the SEC on April 30, 2009.

Metavante and NYCE are registered trademarks of Metavante Corporation,

which is the principal subsidiary of Metavante Technologies, Inc.

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Metavante Technologies, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$440,264	$424,828	$867,114	$849,392

Expenses:
Cost of processing and services	277,132	279,541	557,391	560,189
Selling, general, and administrative	53,878	60,802	111,016	119,526

Total expenses	331,010	340,343	668,407	679,715

Income from operations	109,254	84,485	198,707	169,677

Other non-operating items:
Interest expense, net	(28,344)	(25,157)	(54,403)	(52,828)
Other, net	266	(1,233)	93	(1,603)

Income before income taxes and noncontrolling interest	81,176	58,095	144,397	115,246
Income tax provision	29,925	21,834	53,462	44,313

Net income before noncontrolling interest	51,251	36,261	90,935	70,933
Noncontrolling interest (1)	608	639	1,179	939

Net income	$51,859	$36,900	$92,114	$71,872

Cash net income (2)	$58,267	$43,692	$104,857	$85,098

Diluted earnings per share - GAAP	$0.43	$0.31	$0.76	$0.60

Diluted cash earnings per share (2)	$0.48	$0.36	$0.87	$0.71

Average diluted shares	121,420	120,139	120,600	120,015

(1)	Metavante adopted FASB Statement No. 160 (SFAS 160) on January 1, 2009. Prior period statements have been updated to reflect the requirements of SFAS 160.
(2)	Cash net income (including per share amounts) is a non-GAAP financial measure. See section entitled Non-GAAP Financial Measures.

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Metavante Technologies, Inc.

Summary Revenue and Earnings Information

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Financial Solutions Group	$177,433	$164,196	$344,566	$328,207
Payment Solutions Group	262,831	260,632	522,548	521,185

Total revenue	$440,264	$424,828	$867,114	$849,392

Segment operating income:
Financial Solutions Group	$52,552	$38,587	$94,223	$76,584
Payment Solutions Group	87,809	79,332	169,358	160,589

Total segment operating income	140,361	117,919	263,581	237,173

Corporate/other	(18,390)	(26,418)	(42,245)	(53,292)
Transaction costs (1)	(4,462)	—	(6,624)	—
Acquisition intangible amortization	(7,381)	(7,610)	(14,733)	(14,868)
Interest expense, net	(28,344)	(25,157)	(54,403)	(52,828)
Income tax provision	(29,925)	(21,834)	(53,462)	(44,313)

Net income	$51,859	$36,900	$92,114	$71,872

(1)	Transaction costs relate to the pending transaction with Fidelity National Information Services, Inc.

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Metavante Technologies, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$362,610	$268,781
Restricted funds	217,936	404,155
Accounts receivable, net	111,775	135,783
EFD processing receivables	72,817	78,995
Unbilled revenues	109,599	120,351
Deferred income taxes	33,700	33,821
Other current assets	50,827	57,102

Total current assets	959,264	1,098,988
Capitalized software and conversions, net	270,406	258,300
Premises and equipment, net	130,450	136,003
Goodwill and other intangibles, net	1,564,695	1,570,430
Other assets	113,326	93,251

Total	$3,038,141	$3,156,972

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	23,217	28,279
Accrued compensation and related benefits	30,519	48,469
Accrued expenses	161,929	160,849
Payments held for third party remittance	213,602	402,252
Deferred revenues	134,428	158,288
Other current liabilities	10,524	9,489

Total current liabilities	591,719	825,126
Long-term debt	1,710,625	1,719,380
Deferred income taxes	144,467	140,655
Other long-term liabilities	72,064	95,358

Total liabilities	2,518,875	2,780,519
Shareholders’ equity (1)	519,266	376,453

Total	$3,038,141	$3,156,972

(1)	Metavante adopted FASB Statement No. 160 (SFAS 160) on January 1, 2009. Prior period statements have been updated to reflect the requirements of SFAS 160.

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Metavante Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2009	2008
Operating Activities:
Net income	$92,114	$71,872
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	73,561	74,741
Deferred income taxes	(442)	(15)
Stock-based compensation expense	5,987	7,510
Other non-cash items	2,446	2,226
Changes in assets and liabilities - net of acquisitions of businesses and foreign currency adjustments:
Accounts receivable	24,468	(955)
EFD processing receivables	6,170	9,446
Unbilled revenues	10,706	(1,743)
Accounts payable and accrued liabilities	(27,567)	(18,148)
Deferred revenues	(23,890)	421
Other assets and liabilities	6,901	2,961

Net cash provided by operating activities	170,454	148,316

Investing Activities:
Capital expenditures	(62,651)	(65,789)
Change in restricted funds	186,219	(75,022)
Acquisitions - net of cash acquired	(11,032)	(68,265)

Net cash provided by (used for) investing activities	112,536	(209,076)

Financing Activities:
Repayment of debt and capital lease obligations	(8,755)	(4,382)
Proceeds from stock options and stock purchase right	7,587	2,475
Change in payments held for third party remittance	(188,650)	75,622

Net cash (used for) provided by financing activities	(189,818)	73,715

Effect of exchange rate changes on cash and cash equivalents	657	(712)

Change in cash and cash equivalents	93,829	12,243
Cash and cash equivalents - beginning of period	268,781	185,528

Cash and cash equivalents - end of period	$362,610	$197,771

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Metavante Technologies, Inc.

Non-GAAP Financial Measures

Cash Net Income (Including Per Share Amounts)

Metavante’s management defines “cash net income” as net income before (1) the amortization of intangible assets resulting from business acquisitions, net of tax, (2) stock-based compensation expense, net of tax, and (3) non-cash impairment charges, net of tax. The per share amounts are calculated by dividing cash net income by the average diluted shares for the respective period. Metavante’s management uses cash net income (including per share amounts) to assess business performance and believes that it is useful for evaluating performance against peer companies within its industry, as well as providing investors additional transparency to a financial measure used by management in its financial and operational decision-making. Metavante’s definition of cash net income (including per share amounts) may differ from definitions used by other companies.

The following is a reconciliation of net income to cash net income and diluted earnings per share-GAAP to diluted cash earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
Net income	$51,859	$36,900	$92,114	$71,872

Add:
Acquisition intangible asset amortization, net of tax	4,540	4,680	9,061	9,143
Stock-based compensation expense, net of tax	1,868	2,112	3,682	4,083

Cash net income	$58,267	$43,692	$104,857	$85,098

Diluted earnings per share - GAAP	$0.43	$0.31	$0.76	$0.60
Add:
Acquisition intangible asset amortization, net of tax	0.04	0.04	0.08	0.08
Stock-based compensation expense, net of tax	0.01	0.01	0.03	0.03

Diluted cash earnings per share	$0.48	$0.36	$0.87	$0.71

Note: There were no non-cash impairment charges in the periods presented.

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Metavante Technologies, Inc.

Non-GAAP Financial Measures (continued)

Free Cash Flow

Metavante’s management defines “free cash flow” as cash provided by operating activities less capital expenditures. Metavante’s management believes that free cash flow provides useful information to investors regarding Metavante’s ability to generate cash from business operations that is available for acquisitions and other investments, and debt service. Metavante’s definition of free cash flow may differ from definitions used by other companies.

The following is a reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Six Months Ended June 30,
	2009	2008
Cash provided by operating activities	$170,454	$148,316
Less capital expenditures:	(62,651)	(65,789)

Free cash flow	$107,803	$82,527

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